                                                                     EXHIBIT 4.3



                                 $450,000,000


                                   FIVE-YEAR
                               CREDIT AGREEMENT



                                  dated as of



                               December 6, 1996



                                     among



                               FMC CORPORATION,


                           THE LENDERS PARTY HERETO



                                      and



                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                   as Agent


                         J.P. MORGAN SECURITIES INC.,
                                   Arranger

                             TABLE OF CONTENTS/1/

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                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  Definitions................................................     1
SECTION 1.02.  Accounting Terms and Determinations........................    15
SECTION 1.03.  Types of Borrowings........................................    15


                                   ARTICLE II

                                  THE CREDITS

SECTION 2.01.  Commitments to Lend........................................    15
SECTION 2.02.  Notice of Committed Borrowings.............................    15
SECTION 2.03.  Money Market Borrowings....................................    16
SECTION 2.04.  Notice to Lenders; Funding of Loans........................    20
SECTION 2.05.  Notes......................................................    21
SECTION 2.06.  Maturity of Loans..........................................    22
SECTION 2.07.  Interest Rates.............................................    22
SECTION 2.08.  Fees.......................................................    26
SECTION 2.09.  Scheduled Termination......................................    26
SECTION 2.10.  Optional Reduction of Commitments..........................    26
SECTION 2.11.  Optional Prepayments.......................................    27
SECTION 2.12.  Payments...................................................    27
SECTION 2.13.  Funding Losses.............................................    28
SECTION 2.14.  Computation of Interest and Fees...........................    28
SECTION 2.15.  Regulation D Compensation..................................    29
SECTION 2.16.  Withholding Tax Exemption..................................    29
SECTION 2.17   Increased Commitments; Additional Lenders..................    30

                                  ARTICLE III

                                   CONDITIONS

SECTION 3.01.  Conditions to Borrowing....................................    31

_____________________
     /1/The Table of Contents is not a part of this Agreement.

                                       i
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                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate or Partnership Existence and Power...............    32
SECTION 4.02.  Corporate and Governmental Authorization; No
                Contravention.............................................    32
SECTION 4.03.  Binding Effect.............................................    32
SECTION 4.04.  Financial Information......................................    32
SECTION 4.05.  Litigation.................................................    33
SECTION 4.06.  Compliance with ERISA......................................    33
SECTION 4.07.  Environmental Matters......................................    33
SECTION 4.08.  Taxes......................................................    34
SECTION 4.09.  Full Disclosure............................................    34
SECTION 4.10.  Compliance with Laws.......................................    34

                                   ARTICLE V

                                   COVENANTS

SECTION 5.01.  Information................................................    35
SECTION 5.02.  Payment of Tax Obligations.................................    38
SECTION 5.03.  Maintenance of Property; Insurance.........................    38
SECTION 5.04.  Inspection of Property, Books and Records..................    38
SECTION 5.05.  Maintenance of Existence, Rights, Etc......................    39
SECTION 5.06.  Liens......................................................    39
SECTION 5.07.  Consolidations, Mergers and Sales of Assets................    41
SECTION 5.08.  Cash Flow Coverage.........................................    41
SECTION 5.09.  Minimum Net Worth..........................................    41
SECTION 5.10.  Use of Proceeds............................................    41

                                   ARTICLE VI

                                    DEFAULTS

SECTION 6.01.  Defaults...................................................    42
SECTION 6.02.  Notice of Default..........................................    45
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                                      ii
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                                  ARTICLE VII

                                   THE AGENT

SECTION 7.01.  Appointment and Authorization..............................    45
SECTION 7.02.  Agent and Affiliates.......................................    45
SECTION 7.03.  Action by Agent............................................    45
SECTION 7.04.  Consultation with Experts..................................    46
SECTION 7.05.  Liability of Agent.........................................    46
SECTION 7.06.  Indemnification............................................    46
SECTION 7.07.  Credit Decision............................................    46
SECTION 7.08.  Agent's Fees...............................................    47
SECTION 7.09.  Successor Agent............................................    47


                                 ARTICLE VIII

                           CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate
                or Unfair.................................................    47
SECTION 8.02.  Illegality.................................................    48
SECTION 8.03.  Increased Cost and Reduced Return..........................    49
SECTION 8.04.  Base Rate Loans Substituted for Affected Fixed
                Rate Loans................................................    51

                                  ARTICLE IX

                                MISCELLANEOUS

SECTION 9.01.  Notices....................................................    51
SECTION 9.02.  No Waivers.................................................    52
SECTION 9.03.  Expenses; Documentary Taxes; Indemnification
                for Litigation............................................    52
SECTION 9.04.  Amendments and Waivers.....................................    52
SECTION 9.05.  Sharing of Set-Offs........................................    53
SECTION 9.06.  Governing Law; Submission to Jurisdiction..................    53
SECTION 9.07.  Successors and Assigns.....................................    54
SECTION 9.08.  Collateral.................................................    56
SECTION 9.09.  Counterparts; Integration..................................    56
SECTION 9.10.  WAIVER OF JURY TRIAL.......................................    56
SECTION 9.11.  Confidentiality............................................    57
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                                      iii
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                                   ARTICLE X

                                 EFFECTIVENESS

SECTION 10.01.  Effectiveness.............................................    57
SECTION 10.02.  Termination of Existing Credit Agreement;
                 Outstanding Money Market Loans...........................    58

                            SCHEDULES AND EXHIBITS

Pricing Schedule

Exhibit A - Note

Exhibit B - Money Market Quote

Exhibit C - Invitation for Money Market Quotes

Exhibit D - Money Market Quote

Exhibit E - Opinion of Davis Polk & Wardwell, Special
            Counsel for the Agent

Exhibit F - Opinion of Counsel for the Borrower

Exhibit G - Assignment and Assumption Agreement

                                   FIVE-YEAR
                               CREDIT AGREEMENT
                               ----------------


          AGREEMENT dated as of December 6, 1996 among FMC CORPORATION, the LENDERS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

          The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Definitions.  The following terms, as used herein, have
                         -----------
the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

          "Additional Lender" has the meaning set forth in Section 2.17(b).

          "Adjusted Net Income" means, for any period, Consolidated Net Income for such period, excluding the effect of Non-Recurring Items; provided that the
                                                              --------
aggregate amount so excluded on account of Non-Recurring Items for all periods commencing after September 30, 1996 shall not exceed $300,000,000 minus the aggregate amount of any write-downs in or write-offs of any Investment of the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary (other than FMC Nurol Savunma Sanayii A.S.) that would be taken after September 30, 1996 if such Investments were accounted for under the cost method of accounting under generally accepted accounting principles.

          "Adjusted Total Debt" means at any date the Debt of the Borrower and its Consolidated Restricted Subsidiaries, determined on a consolidated basis as of such date.

          "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Lender.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.07(b).

          "Assignee" has the meaning set forth in Section 9.07(c).

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Committed Loan made or to be made by a Lender as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

          "Borrower" means FMC Corporation, a Delaware corporation, and its successors.

          "Borrowing" has the meaning set forth in Section 1.03.

          "CD Base Rate" has the meaning set forth in Section 2.07(b).

          "CD Loan" means a Committed Loan made or to be made by a Lender as a CD Loan in accordance with the applicable Notice of Borrowing.

          "CD Margin" has the meaning set forth in Section 2.07(b).

          "CD Reference Lenders" means Canadian Imperial Bank of Commerce, The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York.

          "Committed Loan" means a loan made or to be made by a Lender pursuant to Section 2.01.

          "Commitment" means, (i) with respect to each Lender, the amount set forth opposite the name of such

Lender on the signature pages hereof and (ii) with respect to each Additional Lender which becomes a Lender pursuant to Section 2.17, the amount of commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Section 2.10, increased pursuant to Section 2.17 or increased or reduced by reason of an assignment to or by such Lender in accordance with
Section 9.07(c).

          "Commitment Termination Date" means December 6, 2001 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

          "Common Stock" means all capital stock of an issuer except capital stock as to which both the entitlement to dividends and the participation in assets upon liquidation are by the terms of such capital stock limited to a fixed or determinable amount.

          "Consolidated Adjusted Net Worth" means, at any date, the sum of (i) the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries as of September 30, 1996, plus (ii) the cumulative Adjusted Net
                                       ----
Income for the period since September 30, 1996 through the end of the then most recently ended fiscal quarter of the Borrower, treated for this purpose as a single accounting period, plus or minus (iii) the net amount by which the
                          ----    -----
consolidated stockholders' equity of the Borrower and its Consolidated Restricted Subsidiaries has been increased or decreased since September 30, 1996 on account of items not reflected in Adjusted Net Income (other than items specifically excluded from Adjusted Net Income pursuant to the terms of this Agreement).

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all capital expenditures by the Borrower and its Subsidiaries that are reflected in the consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

          "Consolidated Cash Flow" means for any period Consolidated Net Income for such period, plus (i) the aggregate pre-tax amounts deducted in determining
                 ----
such Consolidated Net Income in respect of depreciation and amortization and other similar non-cash charges (other than Non-Recurring Items) plus (ii) the
                                                                ----
amount of any increase (or minus the amount of any decrease) in the consolidated
                           -----
deferred tax or general tax reserves of the Borrower and its Consolidated Restricted Subsidiaries during such period plus (iii)Non-Recurring Items
                                           ----
deducted in determining Consolidated Net Income for such period minus (iv) cash
                                                                -----
outlays (net of cash inflows) in such period with respect to

Non-Recurring Items incurred after September 30, 1996 (such cash outlays to be included in this calculation only to the extent they cumulatively exceed $150,000,000 after September 30, 1996.)

          "Consolidated Net Income" means for any period the net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries for such period before extraordinary items, exclusive of any income (or loss) of any Unrestricted Subsidiary during such period except to the extent of dividends received during such period by the Borrower or a Consolidated Restricted Subsidiary.

          "Consolidated Restricted Subsidiary" means at any date any Restricted Subsidiary the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than the non-negotiable notes of the Borrower issued to its insurance carriers in lieu of maintenance of policy reserves in connection with its workers' compensation and auto liability insurance program), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, expense accruals and deferred employee compensation items arising in the ordinary course of business, (iv) all non-contingent obligations (and, for purposes of Section 5.06 and the definition of Material Financial Obligations, all contingent obligations) of such Person to reimburse any Bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) all obligations of such Person as lessee under capital leases, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Lender may so designate
                                      --------
separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate
Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.01.

          "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Restricted Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Restricted Subsidiary, are treated as a single employer under
Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means a Committed Loan made or to be made by a Lender as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

          "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

          "Euro-Dollar Reference Lenders" means the principal London offices of Canadian Imperial Bank of Commerce, The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.15.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Existing Credit Agreements" means, (i) the 364-Day Credit Agreement dated as of December 16, 1994 among the Borrower, the lenders listed therein and Morgan Guaranty Trust Company of New York, as agent, and (ii) the 5-Year Credit Agreement dated as of December 16, 1994 among the Borrower, the lenders listed therein and Morgan Guaranty Trust Company of New York, as agent, in each case as amended to the Effective Date.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic
                          --------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Prime Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

          "Increased Commitments" has the meaning set forth in Section 2.17(a).

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Euro-Dollar Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
                                    --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the calendar month at the end of such Interest Period; and

          (c) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
                                             --------

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
                                                 --------

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter (but not to exceed six months), as the Borrower may elect in accordance with Section 2.03; provided
                                                                        --------
that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:
                   --------

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment by any Person (the "Investor") in any other Person (the "Investee"), whether by means of share purchase, capital contribution, loan, time deposit or otherwise. It is understood that neither
(i) an item reflected in the financial statements of the Investor as an expense nor (ii) an adjustment to the carrying value of the Investee in the financial statements of the Investor (such as by reason of increased retained earnings of the Investee) constitutes the making or acquisition of an Investment for purposes hereof.

          "Lender" means each financial institution listed on the signature pages hereof, each Additional Lender which becomes a Lender pursuant to Section 2.17, each Assignee which becomes a Lender pursuant to Section 9.07(c), and their respective successors.

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "Material Adverse Effect" means a material adverse effect on the business, financial position or operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          "Material Financial Obligations" means a principal or face amount of Debt (other than Debt under this Agreement) and/or payment in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $50,000,000.

          "Material Plan" means any Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

          "Material Subsidiary" means any Restricted Subsidiary in which the Borrower has an Investment, direct or indirect, of at least $15,000,000.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Loan" means a Loan made or to be made by a Lender pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Lender may from time to time by notice
                        --------
to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a Loan made or to be made by a Lender pursuant to a LIBOR Auction (including such a Loan bearing interest at the Prime Rate pursuant to Section 8.01(a)).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.03(d).

          "Money Market Quote" means an offer by a Lender to make a Money Market Loan in accordance with Section 2.03.

          "Moody's" has the meaning set forth in the Pricing Schedule.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Non-Recurring Items" means, to the extent reflected in the determination of Consolidated Net Income for any period, provisions for restructuring, discontinued operations, special reserves or other similar charges including write-downs or write-offs of assets (other than write-downs resulting from foreign currency translations).

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

          "Parent" means with respect to any Lender, any Person controlling such Lender.

          "Participant" has the meaning set forth in Section 9.07(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pricing Schedule" means the schedule attached hereto identified as such.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Principal Officer" means any of the following officers of the
Borrower: Chairman of the Board, President, Secretary, Treasurer, or any Vice President. If any of the titles of the preceding officers are changed after the date hereof, the term "Principal Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

          "Qualification" means, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) as to the capability of the Person whose financial statements are certified to continue operations as a going concern or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default, provided that
                                                                 --------
neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred or (b) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit quantification in such financial statements.

          "Reference Lenders" means the CD Reference Lenders or the Euro-Dollar Reference Lenders, as the context may require, and "Reference Lender" means any one of such Reference Lenders.

          "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Lender to the Borrower.

          "Regulations G, T, X and U" means such Regulations of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Lenders" means at any time Lenders having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "S&P" has the meaning set forth in the Pricing Schedule.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Unrestricted Subsidiary" means (i) FMC Nurol Savunma Sanayii A.S. and
(ii) any other Subsidiary which is declared to be an Unrestricted Subsidiary by the Borrower by notice to the Lenders; provided that Investments of the Borrower
                                       --------
and its Restricted Subsidiaries made after September 30, 1996 in any Subsidiary included in clause (i) above and Investments of the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries so declared under clause (ii) above shall not aggregate more than $200,000,000, increased at the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending on December 31, 1996, by an amount equal to 10% of Consolidated Capital Expenditures of the Borrower and its Consolidated Subsidiaries for such fiscal quarter.

          "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02.  Accounting Terms and Determinations.  Unless otherwise
                         -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with United States generally accepted accounting principles as in effect from time to time applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated

Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies
                                       --------
the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, unless or until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. The Agent shall promptly notify the Lenders of any notice received from the Borrower pursuant to this Section.

          SECTION 1.03.  Types of Borrowings.  The term "Borrowing" denotes the
                         -------------------
aggregation of Loans of one or more Lenders to be made to a Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing
                                 ----
comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing"
                                                 ----
is a Borrowing under Section 2.01 in which all Lenders participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Lender participants are determined by the Agent in accordance therewith).


                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.01.  Commitments to Lend.  Subject to the terms and
                         -------------------
conditions set forth in this Agreement, each Lender severally agrees, during the period up to but not including the Commitment Termination Date, to lend to the Borrower in United States Dollars pursuant to this Section from time to time amounts such that the aggregate principal amount of Committed Loans by such Lender to the Borrower at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.01(b)) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the limits specified in this Agreement, the Borrower may borrow pursuant to this Section, repay, or to the extent permitted by
Section 2.11, prepay Loans and reborrow at any time under this Section.

          SECTION 2.02.  Notice of Committed Borrowings.  The Borrower shall
                         ------------------------------
give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b)  the aggregate amount of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

          (d) in the case of a Fixed Rate Committed Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, no more than ten Fixed Rate Committed Borrowings shall be outstanding at any one time, and any Committed Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

          SECTION 2.03.  Money Market Borrowings.  (a)  The Money Market Option.
                         -----------------------        -----------------------
In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Money Market Loans in United States Dollars to the Borrower. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b)  Money Market Quote Request.  When the Borrower wishes to request
               --------------------------
offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

           (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

           (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request.

          (c)  Invitation for Money Market Quotes.  Promptly upon receipt of a
               ----------------------------------
Money Market Quote Request, the Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d)  Submission and Contents of Money Market Quotes.  (i)  Each Lender
               ----------------------------------------------
may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 9:30 A.M. (New York City time) on the third Euro-Dollar Business Day preceding the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market
                                                   --------
Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Lenders. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

           (A)  the proposed date of Borrowing,

           (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $1,000,000 or a larger multiple thereof, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest

Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B) except as provided in subsection (d)(ii)(B)(z), contains qualifying, conditional or similar language;

          (C) except as provided in subsection (d)(ii)(B)(z), proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D)  arrives after the time set forth in subsection (d)(i).

          (e)  Notice to the Borrower.  The Agent shall promptly notify the
               ----------------------
Borrower of the terms (x) of any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f)  Acceptance and Notice by Borrower.  Not later than 10:30 A.M.
               ---------------------------------
(New York City time) on (x) the third Euro-Dollar Business Day preceding the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute

Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:
                                            --------

            (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

           (ii) the principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $1,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

           (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g)  Allocation by Agent.  If offers are made by two or more Lenders
               -------------------
with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples of $1,000,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04.  Notice to Lenders; Funding of Loans.  (a)  Upon receipt
                         -----------------------------------
of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's share (if any) of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Lenders promptly available to the Borrower at the Agent's aforesaid address.

          (c) If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan to such Borrower from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Agent as provided by subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.07 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.05.  Notes.  (a)  The Loans of each Lender to the Borrower
                         -----
shall be evidenced by a single Note of the Borrower payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

          (b) Each Lender may, by notice to the Borrower and the Agent, request that its Loans to the Borrower of a particular type be evidenced by a separate Note, in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto, with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Lender's Note pursuant to Section 10.01(b), the Agent shall forward such Note to such Lender. Each Lender shall record in accordance with its usual business practices the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that
                                                             --------
neither the failure of any Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.06.  Maturity of Loans.  Each Loan included in any Borrowing
                         -----------------
shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07.  Interest Rates.  (a)  Each Base Rate Loan shall bear
                         --------------
interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period;

provided that if any CD Loan or any portion thereof shall, as a result of clause
--------
(2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and
(ii) the rate applicable to Base Rate Loans for such day.

          "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                   [ CDBR       ]*
          ACDR  =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

          ACDR  =  Adjusted CD Rate
          CDBR  =  CD Base Rate
           DRP  =  Domestic Reserve Percentage
            AR  =  Assessment Rate

     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Lender of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Lender to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Lenders in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar

Reference Lender to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Lenders are offered to such Euro-Dollar Reference Lender in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with
Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Lender agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Lender does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.08.  Fees.  (a)  The Borrower shall pay to the Agent for the
                         ----
account of the Lenders ratably in proportion to their Commitments (or, if the Commitments shall have been terminated, in proportion to the aggregate principal amount of their Loans outstanding), a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Commitment Termination Date, on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Commitment Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans.

          (b) Accrued facility fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          SECTION 2.09.  Scheduled Termination.  The Commitments shall terminate
                         ----------------------
on the Commitment Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.10.  Optional Reduction of Commitments.  The Borrower may,
                         ---------------------------------
upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Upon receipt of any notice pursuant to this Section, the Agent shall promptly notify each of the Lenders thereof.

          SECTION 2.11.  Optional Prepayments.  (a)  Subject in the case of any
                         --------------------
Fixed Rate Loans to Section 2.13, the Borrower may, (i) upon notice to the Agent not later than 10:30 A.M. (New York City time) on the date of prepayment, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Prime Rate pursuant to Section 8.01(a)), (ii) upon not less than three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing and
(iii) upon not less than two Domestic Business Days' notice to the Agent, prepay any CD Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $5,000,000, by paying the principal amount being prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

          (b) Except as provided in subsection (a) above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment, and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12.  Payments.  (a)  The Borrower shall make each payment of
                         --------
principal of, and interest on, the Loans and of fees hereunder not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Lender in like funds its ratable share of each such payment received by the Agent for the account of the Lenders.

          (b) Whenever any payment of principal of, or interest on, the Domestic Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13.  Funding Losses.  If the Borrower makes any payment of
                         --------------
principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Lender in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related
Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that
                                                                   --------
such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14.  Computation of Interest and Fees.  Interest based on
                         --------------------------------
the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15.  Regulation D Compensation.  Each Lender may require the
                         -------------------------
Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus
                                                                           -----
the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest
(x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Lender gives such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due under this Section.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

          SECTION 2.16.  Withholding Tax Exemption.  On the Effective Date, each
                         -------------------------
Lender that is not incorporated or organized under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          SECTION 2.17   Increased Commitments; Additional Lenders.  (a)
                         -----------------------------------------
Subsequent to the Effective Date and provided no Default has occurred and is continuing, the Borrower may, upon at least 30 days' notice to the Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments by an amount not to exceed $150,000,000 (the amount of any such increase, the "Increased Commitments"). Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

          (b) If any Lender party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another Lender or other Lenders (which may be, but need not be, one or more of the existing Lenders) which at the time agree to (i) in the case of any such Lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such Lender (an "Additional Lender"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

          (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 shall become effective upon the receipt by the Agent of an agreement in form and substance satisfactory to the Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this

Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Agent may reasonably request.


                                  ARTICLE III

                                  CONDITIONS

          SECTION 3.01.  Conditions to Borrowing.  The obligation of each Lender
                         -----------------------
to make a Loan on the occasion of each Borrowing is subject to the performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02 or 2.03, as the case may be;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Borrower (except, in the case of any Borrowing subsequent to the first Borrowing, the representations and warranties set forth in Sections 4.04(b) and 4.05) shall be true and correct in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

          SECTION 4.01.  Corporate or Partnership Existence and Power.  The
                         --------------------------------------------
Borrower and each Material Subsidiary (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all corporate or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business and (iii) is duly qualified as a foreign corporation or partnership and in good standing in each jurisdiction where qualification is required by the nature of its business or the character and location of its property, business or customers, except, as to clauses (ii) and
(iii), where the failure so to qualify or to have such licenses, authorizations, consents and approvals, in the aggregate, would not have a Material Adverse Effect.

          SECTION 4.02.  Corporate and Governmental Authorization; No
                         --------------------------------------------
Contravention.  The execution, delivery and performance by the Borrower of this
-------------
Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in or require the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

          SECTION 4.03.  Binding Effect.  This Agreement constitutes a valid and
                         --------------
binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms.

          SECTION 4.04.  Financial Information.  (a)  The consolidated balance
                         ---------------------
sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995, and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, reported on by KPMG Peat Marwick and set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Lenders, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders' equity for such fiscal year.

          (b) There has been no change since December 31, 1995 which has a Material Adverse Effect.

          SECTION 4.05.  Litigation.  There is no action, suit, proceeding or
                         ----------
arbitration pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of this Agreement or the Notes.

          SECTION 4.06.  Compliance with ERISA.  Each member of the ERISA Group
                         ---------------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which in either case has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07.  Environmental Matters.  In the ordinary course of its
                         ---------------------
business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

          SECTION 4.08.  Taxes.  United States Federal income tax returns of the
                         -----
Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1989. The Borrower and each Subsidiary have filed all United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes being diligently contested in good faith and by appropriate proceedings. Adequate reserves have been provided on the books of the Borrower and its Subsidiaries in respect of all taxes or other governmental charges in accordance with generally accepted accounting principles, and no tax liabilities in excess of the amount so provided are anticipated that could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.09.  Full Disclosure.  All information heretofore furnished
                         ---------------
by the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished by the Borrower to the Agent or any Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

          SECTION 4.10.  Compliance with Laws.  The Borrower and each Material
                         --------------------
Subsidiary are in compliance with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith or (ii) failure to comply with which cannot reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V

                                   COVENANTS

          The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01.  Information.  The Borrower will deliver to each of the
                         -----------
Lenders:

          (a) within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of cash flows and of changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and reported on without Qualification by KPMG Peat Marwick or other independent public accountants of nationally recognized standing;

          (b) within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, and the related consolidated statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the consolidated balance sheet as of the end of the previous fiscal year and the consolidated statements of income for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer, the treasurer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) of this Section, a certificate of the chief financial officer, the treasurer, or the chief accounting officer of the Borrower (i) setting forth in reasonable detail such calculations as are required to establish whether the Borrower was in compliance with the requirements of Sections
     5.06 through 5.10 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) of this Section, a schedule, certified as to its accuracy and completeness by the chief financial officer, the treasurer or the chief accounting officer of the Borrower, listing in reasonable detail the Debt balance of each Restricted Subsidiary where such Debt balance is in excess of $1,000,000, listing only Debt instruments of $1,000,000 or more; provided that no such schedule need
                                             --------
     be furnished if at the date of the related financial statements (i) the aggregate amount of Debt of domestic Restricted Subsidiaries did not exceed $100,000,000 and (ii) the aggregate amount of Debt of all Restricted Subsidiaries did not exceed $200,000,000;

          (e) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), annual, quarterly or monthly reports and any reports on Form 8-K (or any successor form) that the Borrower or any

     Subsidiary shall have filed with the Securities and Exchange Commission;

          (h) within 14 days after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA which liability exceeds $1,000,000 or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
     Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
     Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which in either case has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (i)  as soon as practicable after a Principal   Officer obtains
     knowledge of the commencement of an action, suit or proceeding against the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of this Agreement or any of the transactions contemplated hereby, information as to the nature of such pending or threatened action, suit or proceeding; and

          (j)  from time to time such additional information   regarding the
     business, properties, financial position, results of operations, or prospects of the Borrower or any Subsidiary as the Agent, at the request of any Lender, may reasonably request.

          SECTION 5.02.  Payment of Tax Obligations.  The Borrower will, and
                         --------------------------
will cause each Restricted Subsidiary to, pay and discharge, as the same shall become due and payable, all lawful taxes, assessments and governmental charges or levies upon it or its property or assets, except to the extent that any such obligation or liability may be diligently contested in good faith by appropriate proceedings, and the Borrower will maintain, and will cause each Restricted Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any such obligation or liability.

          SECTION 5.03.  Maintenance of Property; Insurance.  (a)  The Borrower
                         ----------------------------------
will keep, and will cause each Restricted Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, normal wear and tear excepted.

          (b) The Borrower will, and will cause each of its Material Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually maintained in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 5.04.  Inspection of Property, Books and Records.  The
                         -----------------------------------------
Borrower will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Subject to limitations imposed by law or contract on access to and dissemination of classified or other confidential information, the Borrower will permit, and will cause each Restricted Subsidiary to permit, representatives of any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired, upon reasonable advance notice to the Borrower.

          SECTION 5.05.  Maintenance of Existence, Rights, Etc.  (a)  Subject to
                         -------------------------------------
Section 5.07, the Borrower will preserve, renew and keep in full force and effect, and will cause each Restricted Subsidiary to preserve, renew and keep in full force and effect their respective corporate or partnership existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except when failure to do so would not be materially disadvantageous to the Lenders; provided that nothing in this Section 5.05 shall
                                --------
prohibit (i) the merger of a Restricted Subsidiary into the Borrower in a transaction permitted under Section 5.07 or the merger or consolidation of a Restricted Subsidiary with or into another Person if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate or partnership existence of any Restricted Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

          (b) At no time will any Unrestricted Subsidiary hold, directly or indirectly, any capital stock of any Restricted Subsidiary.

          SECTION 5.06.  Liens.  The Borrower will not, and will not permit any
                         -----
Restricted Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date hereof securing Debt outstanding on the date hereof;

          (b) Liens incidental to the conduct of its business or the ownership of its assets which (i) arise in the ordinary course of business, (ii) do not secure Debt and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (c) Liens on property or assets of any Person existing at the time such Person becomes a Restricted Subsidiary;

          (d) Liens on any property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of or within 120 days after the later of the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction and the commencement of operation of such property, for the purpose of financing all or any part of the purchase price or construction cost thereof;

          (e) Liens in favor of a governmental unit to secure payments under any contract or statute, or to secure any Debt incurred in financing the acquisition, construction or improvement of property subject thereto, including Liens on, and created or arising in connection with the financing of the acquisition, construction or improvement of, any facility used or to be used in the business of the Borrower or any Subsidiary through the issuance of obligations, the income from which shall be excludable from gross income by virtue of Section 103 of the Internal Revenue Code (or any subsequently adopted provisions thereof providing for a specific exclusion from gross income);

          (f) Liens on assets of Restricted Subsidiaries securing Debt owing to the Borrower;

          (g) any extension, renewal, substitution, or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in subparagraphs (a) through (f) above or the Debt secured thereby; provided that (1) such extension, renewal,
                                  --------
     substitution or replacement Lien shall be limited to all or any part of the same property or assets, shares of stock or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property) and (2) the Debt secured by such Lien at such time is not increased; and

          (h) other Liens securing Debt in an aggregate principal amount at any time outstanding not to exceed 15% of Consolidated Adjusted Net Worth;

provided that, notwithstanding the foregoing, the Borrower will not, and will
--------
not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien on any stock, indebtedness or other security of any Unrestricted Subsidiary now owned or hereafter acquired by it.

          SECTION 5.07.  Consolidations, Mergers and Sales of Assets.  The
                         -------------------------------------------
Borrower will not (i) consolidate with or merge with or into any other Person or
(ii) sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person; provided that the Borrower may
                                       --------
consolidate or merge with or into another Person if (A) immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing, (B) the surviving entity is a domestic corporation and its Consolidated Adjusted Net Worth is at least equal to the Borrower's Consolidated Adjusted Net Worth immediately prior to such consolidation or merger and (C) the Person surviving such consolidation or merger, if not the Borrower, executes and delivers to the Agent and each of the Lenders an instrument satisfactory to the Required Lenders pursuant to which such Person assumes all of the Borrower's obligations under this Agreement as theretofore amended or modified, including the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to the Borrower pursuant to this Agreement, the full and punctual payment of all other amounts payable hereunder and the performance of all of the other covenants and agreements contained herein.


          SECTION 5.08.  Cash Flow Coverage.  The ratio of Consolidated Cash
                         ------------------
Flow for any period of four consecutive fiscal quarters to Adjusted Total Debt as of the last day of such period will at no time be less than 0.20.

          SECTION 5.09.  Minimum Net Worth.  Consolidated Adjusted Net Worth
                         -----------------
will at no time be less than $550,000,000; provided that the amount of
                                           --------
Consolidated Adjusted Net Worth required to be maintained under this Section shall be increased at the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 1996, by an amount equal to 50% of Adjusted Net Income (if a positive number) for such fiscal year (or in the case of December 31, 1996, for the three months then ended).

          SECTION 5.10.  Use of Proceeds.  The proceeds of the Borrowings under
                         ---------------
this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, in violation of Regulation G, T, U or X of the Federal Reserve System.


                                  ARTICLE VI

                                   DEFAULTS

          SECTION 6.01.  Defaults.  If one or more of the following events
                         --------
("Events of Default") shall have occurred and be continuing:

          (a) any principal of any Loan shall not be paid when due, or any interest, any fees or other amount payable hereunder shall not be paid within five Domestic Business Days of the due date thereof;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.05 (with respect to the Borrower) or 5.06 to 5.10, inclusive;

          (c) the Borrower shall fail to observe or perform any of its covenants or agreements contained in this Agreement (other than those covered by paragraph (a) or (b) above), for 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Lender;

          (d) any representation, warranty, certification or statement by the Borrower made in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto or deemed to be made pursuant to Section 3.01 shall have been incorrect in any material respect when made or deemed to be made;

          (e) the Borrower or any Material Subsidiary shall fail to make any payment in respect of Material Financial Obligations when due after giving effect to any applicable grace period;

          (f) any event or condition shall occur that (i) results in the acceleration of the maturity of Material Financial Obligations or (ii) enables the holder or holders of Material Financial Obligations or any Person acting on behalf of such holder or holders to accelerate the maturity thereof, provided that no Event of Default under
                       --------
     this clause (ii) shall occur unless and until any required notice has been given and/or period of time has elapsed with respect to such Material Financial Obligations so as to perfect such right to accelerate;

          (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the Federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section
     4007 of ERISA) in respect of,   or to cause a trustee to be appointed to
     administer,
     any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;

          (j) Enforceable Judgments for the payment of money in an aggregate amount exceeding $50,000,000 shall be rendered against the Borrower or any Material Subsidiary and shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) (i) any Person or two or more Persons acting in concert (other than a Plan or Plans) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding shares of voting stock of the Borrower; or (ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12 month period were directors of the Borrower (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by the Required Lenders, by notice to the Borrower, terminate the Commitments, and the Commitments shall thereupon terminate, and (ii) if requested by Lenders holding Notes evidencing at least 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower, declare the Notes (together with accrued interest thereon) and all other amounts payable by it hereunder to be, and such Notes and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, provided that:
              --------

          (A) in the case of any of the Events of Default specified in paragraph
     (g) or (h) of this Section 6.01 with respect to the Borrower, immediately and without any notice to the Borrower or any other act by the Agent or the Lenders, and

          (B) in the case of any of the Events of Default specified in paragraph
     (k) of this Section 6.01, unless the Required Lenders shall have waived such Event of Default within 30 days of its occurrence, on the 30th day after such occurrence,

the Commitments shall terminate and the Notes (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02.  Notice of Default.  The Agent shall give notice to the
                         -----------------
Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.


                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01.  Appointment and Authorization.  Each Lender irrevocably
                         -----------------------------
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02.  Agent and Affiliates.  Morgan Guaranty Trust Company of
                         --------------------
New York shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

          SECTION 7.03.  Action by Agent.  The obligations of the Agent
                         ---------------
hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04.  Consultation with Experts.  The Agent may consult with
                         -------------------------
legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05.  Liability of Agent.  Neither the Agent nor any of its
                         ------------------
directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or, if specifically required by Section 9.04, all of the Lenders) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III or Article X, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06.  Indemnification.  Each Lender shall, ratably in
                         ---------------
accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

          SECTION 7.07.  Credit Decision.  Each Lender acknowledges that it has,
                         ---------------
independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this

Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08.  Agent's Fees.  The Borrower shall pay to the Agent for
                         ------------
its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

          SECTION 7.09.  Successor Agent.  The Agent may resign at any time by
                         ---------------
giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate Inadequate or
                         -------------------------------------------------
Unfair.  If on or prior to the first day of any Interest Period for any Fixed
------
Rate Borrowing:

          (a) the Agent is advised by the Reference Lenders that deposits in dollars (in the applicable amounts) are not being offered to the Reference Lenders in the relevant market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Lenders having 66-2/3% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Prime Rate for such day.

          SECTION 8.02.  Illegality.  If, on or after the date of this
                         ----------
Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to the Borrower and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans to the Borrower shall be suspended.
Before giving any notice to the Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to the Borrower to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

          SECTION 8.03.  Increased Cost and Reduced Return.  (a)  If on or after
                         ---------------------------------
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

          (ii)  shall impose, modify or deem applicable any   reserve
     (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under

     Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

          (c) Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. The Lender shall deliver a written statement of such Lender as to the amount due, if any, under this Section 8.03. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under this Section 8.03 in connection with a CD Loan, a Euro-Dollar Loan or a Money Market LIBOR Loan shall be calculated as though such Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the rate of interest applicable to such Loan whether in fact that is the case or not. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          SECTION 8.04.  Base Rate Loans Substituted for Affected Fixed Rate
                         ---------------------------------------------------
Loans.  If (i) the obligation of any Lender to make Euro-Dollar Loans has been
-----
suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a)  all Loans which would otherwise be made by    such Lender as CD
Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Lenders), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Notices.  All notices, requests and other
                         -------
communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x)
in the case of the Borrower or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices
                                                         --------
to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.02.  No Waivers.  No failure or delay by the Agent or any
                         ----------
Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  Expenses; Documentary Taxes; Indemnification for
                         ------------------------------------------------
Litigation.  (a) The Borrower shall pay (i) all reasonable out-of-pocket
----------
expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent or any Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower agrees to indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

          (b) The Borrower agrees to indemnify each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Lender (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such

Lender shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Lender shall have the right to be indemnified hereunder for (i) its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, (ii) default in its Commitment to make Committed Loans hereunder as determined by a court of competent jurisdiction or (iii) any settlement of any investigation, administrative or judicial proceeding entered into without the consent of the Borrower, which consent shall not be unreasonably withheld.

          SECTION 9.04.  Amendments and Waivers.  Any provision of this
                         ----------------------
Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the
--------
Lenders, (i) except as contemplated by Section 2.17, increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

          SECTION 9.05.  Sharing of Set-Offs.  Each Lender agrees that if it
                         -------------------
shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall
                                --------
impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.06.  Governing Law; Submission to Jurisdiction.  This
                         -----------------------------------------
Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 9.07.  Successors and Assigns.
                         ----------------------

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the consent of all Lenders.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.04 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an original Commitment of at least $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower (the consent of the Borrower not to be unreasonably withheld) and the Agent (the consent of the Agent not to be unreasonably withheld); provided that (i) if an
                                                       --------
Assignee is an affiliate of such transferor Lender, no such consent shall be required, (ii) such assignment may, but need not, include rights of the transferor Lender in respect of outstanding Money Market Loans and (iii) the remaining Commitment (if any) of the assignor Lender is at least $10,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated or organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.

          (d) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by it pursuant to this Agreement or which has been delivered to such Lender by it in connection with such Lender's credit evaluation prior to entering into this Agreement, subject to Section 10.11.

          (e) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

          (f) No Transferee (including for this purpose a different Applicable Lending Office of a Lender) shall be entitled to receive any greater payment under Section 8.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.08.  Collateral.  Each of the Lenders represents to the
                         ----------
Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.09.  Counterparts; Integration.  This Agreement may be
                         -------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Notes constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND THE
                         --------------------
LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.11.  Confidentiality.  Each Lender agrees to hold any
                         ---------------
information which it may receive or has received from the Borrower pursuant to this Agreement, and which has been identified as confidential, in confidence, except for disclosure (i) to legal counsel, accountants, and other professional advisors to such Lender, to any actual or prospective Transferee and to any affiliates of such Lender in each case subject to the receiving party's undertaking to comply with the restrictions of this Section 9.11, (ii) required by law, regulation, or legal process, (iii) as requested by regulatory officials, (iv) in connection with any legal proceeding to enforce this Agreement and (v) of information which is in the public domain at the time of such disclosure through no fault of any of the Lenders.


                                   ARTICLE X

                                 EFFECTIVENESS

          SECTION 10.01.  Effectiveness.  This Agreement shall become effective
                          -------------
on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

          (a) the Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) the Agent shall have received for the account of each Lender a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

          (c) the Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

          (d) the Agent shall have received an opinion of J. Paul McGrath, General Counsel of the Borrower, dated the Effective Date, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

          (e) the Agent shall have received evidence satisfactory to it of (i) the termination, effective on or before the Effective Date, of the commitments under each Existing Credit Agreement and (ii) the repayment in full, not later than the Effective Date, of all loans (if any) outstanding thereunder (other than any "Money Market Loans" (as defined in either Existing Credit Agreement) made by any Lender), together with interest accrued thereon to the Effective Date and all accrued and unpaid facility fees and all other amounts accrued and unpaid under each Existing Credit Agreement; and

          (f) the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity or enforceability of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

Provided that this Agreement shall not become effective or be binding on any
--------
party hereto unless all of the foregoing conditions are satisfied not later than December 30, 1996. The Agent shall promptly notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 10.02.  Termination of Existing Credit Agreement; Outstanding
                          -----------------------------------------------------
Money Market Loans.  (a)  The Borrower and each of the Lenders that is also a
------------------
party to either Existing Credit Agreement agree that the "Commitments" as defined in either of such Agreements shall terminate in their entirety on the Effective Date, unless such Commitments have earlier terminated in accordance with the terms of either Existing Credit Agreement. Each such Lender waives (i) any requirement of notice of such termination pursuant to Section 2.10 of either Existing Credit Agreement and (ii) any claim to any facility fees or other fees under either Existing Credit Agreement for any day on or after the Effective Date so long as all such fees then accrued are paid in full on the Effective Date.

          (b) The Borrower and each of the Lenders that is also a party to either Existing Credit Agreement agree that all Money Market Loans outstanding under either Existing Credit Agreement from such Lenders (i) will be payable according to the terms of such Existing Credit Agreement and

(ii) for all other purposes will be deemed Money Market Loans outstanding under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              FMC CORPORATION


                              By /s/ Henry Kahn
                                 ------------------------------
                                    Title: Vice President and
                                             Treasurer

                              200 East Randolph Drive
                              Chicago, Illinois  60601
                              Attention: H. Kahn
                              Telephone number: (312) 861-6674
                              Telecopy number: (312) 861-6148
                              Telex number: 6715516

Commitments
-----------


$30,000,000                   MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By /s/ Glenda L. Irving
                                 ---------------------------
                                    Title: Vice President



$27,600,000                   BANK OF AMERICA ILLINOIS


                              By /s/ William F. Sweeney
                                 ---------------------------
                                    Title: Vice President



$27,600,000                   THE BANK OF NEW YORK


                              By /s/ R. Westowns
                                 ---------------------------
                                    Title: Vice President



$27,600,000                   THE CHASE MANHATTAN BANK


                              By /s/ Karen M. Sharf
                                 ---------------------------
                                    Title: Vice President



$27,600,000                   CIBC INC.


                              By /s/ Patrice Wetzel
                                 ---------------------------
                                    Title: Director

$27,600,000                   COMMERZBANK AKTIENGESELLSCHAFT
                                CHICAGO BRANCH


                              By /s/ Mark Monson
                                 ---------------------------
                                    Title: Vice President


                              By /s/ William Binder
                                 ---------------------------
                                    Title: Assistant Vice
                                             President



$27,600,000                   NATIONSBANK, N.A.


                              By /s/ Mary Carol Daly
                                 ---------------------------
                                    Title: Vice President



$27,600,000                   WACHOVIA BANK OF GEORGIA, N.A.


                              By /s/ Elizabeth Colt
                                 ---------------------------
                                    Title: Vice President



$21,600,000                   ABN AMRO BANK N.V.


                              By /s/ Frederick P. Engler
                                 ---------------------------
                                    Title: Group Vice President


                              By /s/ Willem P.S. van Beek
                                 ---------------------------
                                    Title: Assistant Vice
                                             President



$21,600,000                   THE DAI-ICHI KANGYO BANK, LTD.
                                CHICAGO BRANCH


                              By /s/ Seiichiro Ino
                                 ---------------------------
                                    Title: Vice President

 $21,600,000                  THE INDUSTRIAL BANK OF
                                JAPAN, LTD.


                              By /s/ Hiroaki Nakamura
                                 ---------------------------
                                    Title: Joint General
                                             Manager



$21,600,000                   SOCIETE GENERALE


                              By /s/ May I. Mallouh
                                 ---------------------------
                                    Title: Vice President



$15,600,000                   BARCLAYS BANK PLC


                              By /s/ Paul Kavanagh
                                 ---------------------------
                                    Title: Director



$15,600,000                   BANK OF MONTREAL


                              By /s/ Leon H. Sinclair
                                 ---------------------------
                                    Title: Director



$15,600,000                   THE BANK OF NOVA SCOTIA


                              By /s/ F.C.H. Ashby
                                 ---------------------------
                                    Title: Senior Manager Loan
                                             Operations



$15,600,000                   CITIBANK, N.A.


                              By /s/ Mary W. Corkran
                                 ---------------------------
                                    Title: Vice President

$15,600,000                   CORESTATES, N.A.


                              By /s/ Donna J. Emhart
                                 ---------------------------
                                    Title: Vice President



$15,600,000                   CREDIT LYONNAIS
                                CHICAGO BRANCH


                              By /s/ Michel Buysschaert
                                 ---------------------------
                                    Title: Vice President



$15,600,000                   THE FUJI BANK, LIMITED


                              By /s/ Tetsuo Kamatsu
                                 ---------------------------
                                    Title: Joint General
                                             Manager



$15,600,000                   NATIONAL WESTMINSTER BANK PLC


                              By /s/ Maria Amaral-LeBlanc
                                 ---------------------------
                                    Title: Vice President

                              NATIONAL WESTMINSTER BANK PLC
                                NASSAU BRANCH


                              By /s/ Maria Amaral-LeBlanc
                                 ---------------------------
                                    Title: Vice President



$15,600,000                   THE NORTHERN TRUST COMPANY


                              By /s/ Sidney Dillard
                                 ---------------------------
                                    Title: Vice President

TOTAL COMMITMENTS:

$450,000,000
=============

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By /s/ Glenda L. Irving
                                 ---------------------------
                                    Title: Vice President

                              60 Wall Street
                              New York, New York  10260
                              Attention:  Charles King
                              Telecopier number: (212)648-5336

                               PRICING SCHEDULE



          The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

=======================================================================
                   Level      Level      Level        Level      Level
    Status           I          II        III           IV         V
=======================================================================
Euro-Dollar        .175%      .185%      .215%        .275%      .45%
Margin
-----------------------------------------------------------------------
CD Margin          .30%       .31%       .34%         .40%       .575%
-----------------------------------------------------------------------
Facility Fee       .075%      .090%      .11%         .15%       .225%
 Rate
=======================================================================

          For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Pricing Schedule:

          "Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A-/A3 or higher.

          "Level II Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB+/Baa1.

          "Level III Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB/Baa2.

          "Level IV Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB-/Baa3.

          "Level V Status" exists at any date if, at such date, no other Status exists.

          "Moody's" means Moody's Investors Service, Inc.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned by S&P or Moody's to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. In the case of split ratings from S&P and Moody's, the rating to be used to determine Status is the higher of the two (e.g. BBB+/Baa2 results in Level II
                                           ---
Status), provided that in the event the split is more than one full category,
         --------
the average (or the higher of two intermediate ratings) shall be used (e.g.,
                                                                       - -
BBB+/Baa3 results in Level III Status, as does BBB+/Ba1).

                                                                   EXHIBIT A


                                     NOTE

                                                              New York, New York
                                                                         , 19

          For value received, FMC Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ______________ (the "Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that neither the failure of the Lender to make
                        --------
any such recordation or endorsement nor any error therein shall affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of December 6, 1996 among FMC Corporation, the Lenders party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                           FMC CORPORATION

                           By____________________
                              Title:

                        LOANS AND PAYMENTS OF PRINCIPAL

----------------------------------------------------------------------
                Amount      Type    Amount of
                  of         of     Principal  Maturity    Notation
      Date       Loan       Loan     Repaid      Date       Made By
----------------------------------------------------------------------

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

                                                  EXHIBIT B



                      Form of Money Market Quote Request
                      ----------------------------------



                                    [Date]

To:       Morgan Guaranty Trust Company of New York
            (the "Agent")

From:     FMC Corporation

Re: Five-Year Credit Agreement (as amended, the "Credit Agreement") dated as of December 6, 1996 among FMC Corporation, the Lenders party thereto and the Agent

          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  _________________________

Principal Amount*                       Interest Period**
----------------                        ---------------

$

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                              FMC CORPORATION


                              By_______________________
                                 Title:


___________
     *Amount must be $25,000,000 or a larger multiple of $1,000,000.

**Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                       EXHIBIT C


                  Form of Invitation for Money Market Quotes
                  ------------------------------------------


To:  [Name of Bank]

Re:  Invitation for Money Market Quotes  to FMC Corporation (the "Borrower")

          Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of December 6, 1996 among FMC Corporation, the Lenders parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  _________________________

Principal Amount                             Interest Period
----------------                             ---------------

$

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [9:30 A.M.] (New York City time) on [date].

          Terms used herein have the meanings assigned to them in the above Credit Agreement.

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By _________________________
                                        Authorized Officer

                                                  EXHIBIT D



                          Form of Money Market Quote
                          --------------------------



To:  MORGAN GUARANTY TRUST COMPANY
     OF NEW YORK, as Agent



Re:  Money Market Quote to FMC Corporation (the "Borrower")


          In response to your invitation on behalf of the Borrower dated ___________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  _______________________________

2.   Person to contact at Quoting Bank:  ___________________

3.   Date of Borrowing:  ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

_____________
     *As specified in the related Invitation.

  Principal         Interest          Money Market
   Amount*          Period**          [Margin***]        [Rate****]
  ---------        ----------        -------------      ------------
$

$


[Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $_________.]*

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five-Year Credit Agreement dated as of December 6, 1996 among FMC Corporation, the Lenders party thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

          Terms used herein have the meanings assigned to them in the above Credit Agreement.

                              Very truly yours,

                              [NAME OF BANK]


Dated:_____________           By:________________________
                                 Authorized Officer


____________________

       * Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitations if the sum of the individual offers exceeds the amount the Lender is willing to lend. Bids must be made for [$1,000,000] or a larger multiple thereof.

       **   Not less than one month (LIBOR Auction) or not less than 7 days
(Absolute Rate Auction) as specified in the related Invitation.

       *** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

       **** Specify rate of interest per annum (rounded to the nearest 1/10,000th of 1%).

                                                       EXHIBIT E



                                  OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT
                    --------------------------------------



                                         December 6, 1996



To the Lenders
  and the Agent Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          We have participated in the preparation of the Five-Year Credit Agreement dated as of December 6, 1996 (the "Agreement") among FMC Corporation, a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of
rendering this opinion pursuant to Section 10.01(c) of the Agreement.   Terms
defined in the Agreement and not otherwise defined herein are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The execution, delivery and performance by the Borrower of the Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

          2. The Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                              Very truly yours,

                                                                       EXHIBIT F

                      OPINION OF COUNSEL FOR THE BORROWER
                      -----------------------------------



                               December 6, 1996

To the Lenders
  and the Agent Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:


          I am General Counsel of FMC Corporation (the "Borrower") and have acted as counsel for the Borrower in connection with the Five-Year Credit Agreement dated as of December 6, 1996 (the "Agreement") among the Borrower, the lenders party thereto (the "Lenders") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"). Terms defined in the Agreement and not otherwise defined herein are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The Borrower has all corporate powers and all governmental licenses, authorization, consents and approvals required to carry on its business as now conducted and as proposed to be conducted the absence of which, in the aggregate, could have a Material Adverse Effect. The Borrower is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure so to qualify or be licensed, as the case may be, in the aggregate, would have a Material Adverse Effect.

          3. The execution, delivery and performance by the Borrower of the Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement or instrument evidencing or governing Debt or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary or result in or require the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

          4. The Agreement has been duly executed and delivered and constitutes a valid and binding agreement of the Borrower, and the Notes have been duly executed and delivered and constitute valid and binding obligations of such Borrower, in each case enforceable in accordance with its terms except as
(i) the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          5. To the best of my knowledge, there is no action, suit, proceeding or arbitration pending or threatened against or affecting the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of the Agreement or the Notes.

          In giving the foregoing opinion, I express no opinion as to the effect (if any) of any law of any jurisdiction in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

          I am admitted to practice in the State of New York and this opinion is limited to the internal laws of the

State of New York and of the United States of America and the internal corporate law of the State of Delaware.

          This opinion is given as of the date hereof and is limited in all respects to laws and facts existing as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.

          This opinion is furnished to you pursuant to Section 10.01(d) of the Agreement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that this opinion may be circulated to (but not relied upon by) any prospective or actual participant in the Commitments or any Loans.

                                               Very truly yours,

                                                                       EXHIBIT G

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


          AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), FMC CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Five-Year Credit Agreement dated as of December 6, 1996 among the Borrower, the Assignor and the other Lenders party thereto, as Lenders, and the Agent (as amended, the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans in an aggregate principal amount at any time outstanding not to exceed $__________;

          WHEREAS, [Committed] Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding [Committed] Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Definitions.  All capitalized terms not otherwise defined
                      -----------
herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2.  Assignment.  The Assignor hereby assigns and sells to the
                      ----------
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3.  Payments.  As consideration for the assignment and sale
                      --------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________*. It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 4.  Consent of the Borrower and the Agent.  This Agreement is
                      -------------------------------------
conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.07(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to said Section 9.07(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.


_____________________

     *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

          SECTION 5.  Non-Reliance on Assignor.  The Assignor makes no
                      ------------------------
representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower
in respect of the Credit Agreement or any Note.   The Assignee acknowledges that
it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

          SECTION 6.  Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

          SECTION 7.  Counterparts.  This Agreement may be signed in any number
                      ------------
of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.



                              [ASSIGNOR]


                              By_________________________
                                Title:




                              [ASSIGNEE]


                              By__________________________
                                Title:





                              FMC CORPORATION


                              By__________________________
                                Title:



                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By__________________________
                                Title: